UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2022

T Series Middle Market Loan Fund LLC
(Exact name of Registrant as Specified in Its Charter)

Delaware                             27-0279273
(State or other jurisdiction of incorporation)             (IRS Employer Identification Number)

1585 Broadway
New York, NY 10036
(Address of principal executive offices)              (Zip Code)
1 (212) 761-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)

the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2022, Grove Stafford notified the Board of Directors (the “Board”) of T Series Middle Market Loan Fund LLC (the “Company”) of his resignation as the Company’s Chief Compliance Officer, effective as of the close of business on September 30, 2022. Mr. Stafford’s resignation is not a result of any disagreement with the Company.

On August 30, 2022, the Board appointed Thomas P. Torrisi as interim Chief Compliance Officer of the Company effective October 1, 2022.

Mr. Torrisi also serves as Managing Director and Chief Compliance Officer of Morgan Stanley Investment Management (“IM”). Mr. Torrisi joined IM in 2009 and has held several senior positions including serving as global head of Firm Resilience, leading the Firm’s Volcker implementation, serving as global Chief Operating Officer for the Compliance Department. On August 30, 2022, Mr. Torrisi was also appointed as interim Chief Compliance Officer of each of Morgan Stanley Direct Lending Fund, SL Investment Corp., and North Haven Private Income Fund LLC, each a business development company that has the same investment adviser as the Company, effective as of October 1, 2022. Prior to joining Morgan Stanley, Mr. Torrisi spent over ten years in management and consulting at PricewaterhouseCoopers LLP and later Diamond Financial Consultants, LLC. Mr. Torrisi received his undergraduate degree in Economics from Kenyon College and his MBA from Georgetown University.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2022

T SERIES MIDDLE MARKET LOAN FUND LLC

                    By: /s/ Orit Mizrachi
Orit Mizrachi
                         Chief Operating Officer